     As filed with the Securities and Exchange Commission on July 31, 1998
                                             Registration No. 333-_____________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       HEALTHCARE FINANCIAL PARTNERS, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

          DELAWARE                                          52-1844418
------------------------------------------------------------------------------------
(State or other jurisdiction of incorporation    I.R.S. Employer Identification No.)
or organization)

          2 WISCONSIN CIRCLE, FOURTH FLOOR, CHEVY CHASE, MARYLAND 20815
              (Address of principal executive offices and zip code)

                       HEALTHCARE FINANCIAL PARTNERS, INC.
                            1996 STOCK INCENTIVE PLAN
                       HEALTHCARE FINANCIAL PARTNERS, INC.
                         1996 DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plans)

                                 JOHN K. DELANEY
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                       HEALTHCARE FINANCIAL PARTNERS, INC.
                        2 WISCONSIN CIRCLE, FOURTH FLOOR
                           CHEVY CHASE, MARYLAND 20815
                     (Name and address of agent for service)

                                 (301) 961-1640
                                 --------------
         (Telephone number, including area code, of agent for service)

                                   Copy to:
                             G. WILLIAM SPEER, ESQ.
                     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                     191 PEACHTREE STREET, N.E., 16TH FLOOR
                             ATLANTA, GEORGIA 30303
                                 (404) 572-6600

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
TITLE OF SECURITIES TO       AMOUNT TO BE         PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
     BE REGISTERED            REGISTERED         OFFERING PRICE PER      AGGREGATE OFFERING      REGISTRATION FEE
                                                        SHARE                  PRICE
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par   1,750,000 shares (1)         $48.56(3)            $84,980,000(4)          $25,069.10(4)
  value
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par     100,000 shares(2)          $48.56(3)            $ 4,856,000(4)          $ 1,432.52(4)
  value
--------------------------------------------------------------------------------------------------------------------
Total                    1,850,000 shares             $48.56(3)            $89,836,000(4)          $26,501.62(4)


(1) Representing shares to be issued and sold by the Registrant upon the exercise of options granted or to be granted under the Registrant's HealthCare Financial Partners, Inc. 1996 Stock Incentive Plan (the "Incentive Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Incentive Plan.

(2) Representing shares to be issued and sold by the Registrant upon the exercise of options granted or to be granted under the Registrant's HealthCare Financial Partners, Inc. 1996 Director Stock Option Plan (the "Director Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Director Plan.

(3) The average of the high and low prices of the Registrant's Common Stock as reported by the NASDAQ National Market System for July 24, 1998.

(4) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of the Instructions to the Registration Statement on Form S-8 will be sent or given to employees of the Registrant as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (1) Amendment No. 1 to the Registrant's Annual Report on Form 10-K/A for the year ended December 31, 1997 (File No. 0-21425);

         (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (File No. 0-21425); and

         (3) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1 filed with the Commission on September 20, 1996 (Reg. No. 333-12479).

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia, has rendered an opinion regarding the legality of the shares of Common Stock registered hereby.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is organized under the laws of the State of Delaware. The Delaware General Corporation Law, as amended (the "DGCL"), provides that a Delaware corporation has the power generally to indemnify its directors, officers, employees and other agents (each, a "Corporate Agent") against expenses and liabilities (including amounts paid in settlement) in connection with any proceeding involving such person by reason of his being a Corporate Agent, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of the corporation, indemnification of a Corporate Agent against expenses is permitted if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnification. To the extent that a Corporate Agent has been successful on the merits of such proceeding, whether or not by or in the right of the corporation, or in the defense of any claim, issue or matter therein, the corporation is required to indemnify the Corporate Agent for expenses in connection therewith. Expenses incurred by the Corporate Agent in connection with any proceeding may, under certain circumstances, be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors. The power to indemnify and advance the expenses under the DGCL does not exclude other rights to which a Corporate Agent may be entitled to under the certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

         Under the DGCL, a Delaware corporation has the power to purchase and maintain insurance on behalf of any Corporate Agent against any liabilities asserted against and included by him in such capacity, whether or not the corporation has the power to indemnify him against such liabilities under the DGCL,

         As permitted by the DGCL, the Company's Amended and Restated Certificate of Incorporation contains provisions which limit the personal liability of directors for monetary damages for breach of their fiduciary duties as directors except to the extent such limitation of liability is prohibited by the DGCL. In accordance with the DGCL, these provisions do not limit the liability of any director for any breach of the director's duty of loyalty to the Company or its stockholders; for acts of omissions not in good faith or which involved intentional misconduct or a knowing violation of law; for certain unlawful payments of dividends or stock purchases under Section 174 of the DGCL; or for any transaction from which the director derives an improper personal benefit. These provisions do not limit the rights of the Company or any stockholder to seek an injunction or any other non-monetary relief in the event of a breach of a director's fiduciary duty. In addition, these provisions apply only to claims against a director arising out of his role as a director and do not relieve a director from liability for violations of statutory law, such as certain liabilities imposed on a director under the federal securities laws.

         In addition, the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the indemnification of Corporate Agents for certain expenses, judgments, fines and payments incurred by them in connection with the defense or settlement of claims asserted against them in their capacities as Corporate Agents to the fullest extent authorized by the DGCL. The Company expects to purchase directors and officers liability insurance in order to limit its exposure to liability for indemnification of directors and officers.

         In addition, the Company has entered into indemnification agreements with each of its officers and directors.

         Reference is made to Sections 102(b)(7) and 145 of the DGCL in connection with the above summary of indemnification, insurance and limitation of liability.

         The purpose of this provision is to assist the Company in retaining qualified individuals to serve as officers, directors or other Corporate Agents of the Company by limiting their exposure to personal liability for serving as such.

         The Registrant maintains an insurance policy insuring the Registrant and its directors and officers and against certain liabilities, including liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:


Exhibit No.                Description
-----------                ------------
3.1               Amended and Restated Certificate of Incorporation of the
                  Registrant. [Incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 as
                  filed with the Commission on September 20, 1996 (Reg. No.
                  333-12479).]

3.2               Certificate of Amendment of the Amended and Restated
                  Certificate of Incorporation of the Registrant.

3.3 Amended and Restated Bylaws of the Registrant. [Incorporated herein by reference to Exhibit 3.2 to the Registrant's
                  Registration Statement on Form S-1 as filed with the Commission on September 20, 1996 (Reg. No. 333-12479).]

4.1 HealthCare Financial Partners, Inc. 1996 Stock Incentive Plan, together with form of Incentive Stock Option award.
                  [Incorporated herein by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-1 as filed with the Commission on September 20, 1996 (Reg. No. 333-12479).]

4.2               First Amendment to HealthCare Financial Partners, Inc. 1996
                  Stock Incentive Plan.

4.3               HealthCare Financial Partners, Inc. 1996 Director Stock Option
                  Plan. [Incorporated herein by reference to Exhibit 10.5 to the Registrant's Registration Statement on Form S-1 as filed with the Commission on September 20, 1996 (Reg. No. 333-12479).]


5 Opinion of Counsel, Powell, Goldstein, Frazer & Murphy LLP with respect to the securities being registered.

23.1              Consent of Powell, Goldstein, Frazer & Murphy LLP (included in
                  Exhibit 5).

23.2              Consent of Ernst & Young LLP

23.3              Consent of McGladrey & Pullen, LLP

24                Power of Attorney (see signature page to this Registration
                  Statement).


ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)   To include any prospectus required by Section
10(a)(3) of the Securities Act;

                           (ii)  To reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chevy Chase, State of Maryland, on this the 27th day of July, 1998.

                                    HEALTHCARE FINANCIAL PARTNERS, INC.

                                    By:  /s/ Edward P. Nordberg, Jr.
                                       ----------------------------------------
                                         Edward P. Nordberg, Jr.
                                          Executive Vice President and Chief
                                          Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints JOHN K. DELANEY, ETHAN D. LEDER and EDWARD P. NORDBERG, JR. as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, could lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                          Title
---------                          -----

/s/ John K. Delaney         Chairman of the Board,            Date: July 27, 1998
--------------------------  Chief Executive Officer                --------------
John K. Delaney             and Director


/s/ Ethan D. Leder          Vice Chairman of the              Date: July 27, 1998
--------------------------  Board, President and                   --------------
Ethan D. Leder              Director


/s/ Edward P. Nordberg, Jr. Executive Vice                    Date: July 27, 1998
--------------------------  President, Chief                       --------------
Edward P. Nordberg, Jr.     Financial Officer and
                            Director (Principal
                            Financial Officer)


/s/ Hilde M. Alter          Treasurer (Principal              Date: July 27, 1998
--------------------------  Accounting Officer)                    --------------
Hilde M. Alter


                            Director                          Date:
--------------------------                                         ------------
John F. Dealy

                            Director                          Date:
--------------------------                                         ------------
Geoffrey E.D. Brooke

                                  EXHIBIT INDEX

Exhibit No.                          Description
-----------                          -----------

3.1      Amended and Restated Certificate of Incorporation of the Registrant.
         [Incorporated herein by reference to Exhibit 3.1 to the Registrant's
         Registration Statement on Form S-1 as filed with the Commission on September 20, 1996 (Reg. No. 333-12479).]

3.2      Certificate of Amendment of the Amended and Restated Certificate of
         Incorporation of the Registrant.

3.3 Amended and Restated Bylaws of the Registrant. [Incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 as filed with the Commission on September 20, 1996 (Reg. No.
         333-12479).]

4.1 HealthCare Financial Partners, Inc. 1996 Stock Incentive Plan, together with form of Incentive Stock Option award. [Incorporated herein by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-1 as filed with the Commission on September 20, 1996 (Reg. No.
         333-12479).]

4.2      First Amendment to HealthCare Financial Partners, Inc. 1996 Stock
         Incentive Plan.

4.3      HealthCare Financial Partners, Inc. 1996 Director Stock Option Plan.
         [Incorporated herein by reference to Exhibit 10.5 to the Registrant's
         Registration Statement on Form S-1 as filed with the Commission on September 20, 1996 (Reg. No. 333-12479).]

5 Opinion of Counsel, Powell, Goldstein, Frazer & Murphy LLP with respect to the securities being registered.

23.1     Consent of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibit
         5).

23.2     Consent of Ernst & Young LLP

23.3     Consent of McGladrey & Pullen, LLP

24       Power of Attorney (see signature page to this Registration Statement).